UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 29, 2018

(Date of earliest event reported)

CLEARFIELD, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)

7050 Winnetka Avenue North, Suite 100, Brooklyn Park, MN 55428

(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

FY 2019 Cash Bonus Program

On November 29, 2018 the Board of Directors of Clearfield, Inc. (the “Company”) adopted the fiscal year 2019 cash bonus program (the “Program”) for company employees, including Cheryl Beranek, the Company’s Chief Executive Officer, John Hill, the Company’s Chief Operating Officer and Daniel Herzog, the Company’s Chief Financial Officer (each, an “Executive” and collectively, the “Executives”). The Program and the Executives’ participation in the Program was recommended by the Company’s Compensation Committee. The Compensation Committee retains the discretion to modify the terms of the Program and to grant cash bonuses or other compensation to the Executives and other employees outside the Program.

Under the Program, the Compensation Committee determined minimum, target and maximum performance goals relating to the Company’s revenue for fiscal year 2019. The Compensation Committee also determined the cash bonus that each Executive could earn as a percentage of her or his base salary at the minimum, target and maximum level and each Executives agreed to these percentages under her or his respective employment agreements. The following table shows the cash bonus as a percentage of salary that will be earned by each of the Executives under the Program upon the Company’s achievement of the minimum, target and maximum fiscal year 2019 revenue performance goal.

Executive Officer and Title	Bonus Opportunity As a Percentage of Base Salary
	Minimum Goal Achieved	Target Goal Achieved	Maximum Goal Achieved
Cheryl Beranek Chief Executive Officer	30%	100%	150%
John Hill Chief Operating Officer	30%	100%	150%
Daniel Herzog Chief Financial Officer	10%	40%	75%

Under the Program, achievement of the revenue performance goal at less than target level will result in proportionately decreasing cash bonus until the achievement fails to meet the minimum, at which point the Executives are entitled to no cash bonus under the Program. The maximum cash bonus that may be earned by an Executive under the Program will not exceed the maximum percentage of base salary stated above, even if the Company’s actual performance exceeds the maximum performance goal.

The Compensation Committee will determine fiscal year 2019 revenue achievement following the end of fiscal year 2019 and will then calculate the cash bonus amount earned under the Program by those Executives who continue to be employed as of the end of the fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

	By	/s/ Cheryl Beranek
Dated: November 30, 2018		Cheryl Beranek, Chief Executive Officer